Exhibit 31.2

CERTIFICATION

I, Doug Samuelson, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2024 of Kairos Pharma, Ltd. (the “registrant”);

2. Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report.

Date: July 28, 2025	/s/ Doug Samuelson
Doug Samuelson
Chief Financial Officer
(Principal Financial Officer)